UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2021 (June 2, 2021)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2021, Gray Television, Inc., a Georgia corporation (“Gray”), Meredith Corporation, an Iowa corporation (“Meredith”) and Gray Hawkeye Stations, Inc., a Delaware corporation and wholly owned subsidiary of Gray (“Merger Sub”), entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2021, by and among Gray, Meredith and Merger Sub. Pursuant to the Merger Agreement, Gray, Meredith, and Merger Sub agreed to effect the acquisition of Meredith by Gray, immediately after and subject to the consummation of the spin-off of Meredith’s national media group and corporate segments to a new company (“SpinCo”), through the merger of Merger Sub with and into Meredith (the “Merger”), with Meredith surviving the Merger as the surviving corporation and a wholly owned subsidiary of Gray.

The Merger Agreement Amendment, among other things, increases the merger consideration to be paid to Meredith shareholders by Gray such that each share of Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share (“Class B Stock”), of Meredith, other than shares (x) to be canceled in accordance with Section 2.6(a) of the Merger Agreement and (y) subject to the provisions of Section 2.8 of the Merger Agreement regarding dissenting shares of Class B Stock, shall be converted into the right to receive $16.99 in cash.

In addition, the Merger Agreement Amendment, among other things, (a) increases the termination fee payable in connection with the termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement (i) by Gray if a Triggering Company Event (as defined in the Merger Agreement) has occurred or (ii) by Meredith in connection with its entry into a definitive agreement for an acquisition proposal that constitutes a Superior Company Proposal (as defined in the Merger Agreement), from $36 million to $113 million and (b) provides that, in connection with the termination of the Merger Agreement by Gray or Meredith as a result of the Company and SpinCo’s failure to consummate certain financing arrangement, a termination fee would be payable by Meredith in the amount of $73 million (in lieu of expense reimbursement).

All other material terms of the Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A on May 5, 2021, remain substantially the same.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Amended and Restated Debt Commitment

In connection with the Merger Agreement Amendment, on June 2, 2021, Gray entered into an amended and restated debt commitment (the “A&R Debt Commitment”) to its previously disclosed financing commitment letter with Wells Fargo Bank, National Association (“Wells”) and the other lender parties thereto, pursuant to which the lenders have committed to provide the debt financing for a portion of the purchase price to be paid to complete the Merger and the refinancing of certain existing indebtedness of Meredith. The A&R Debt Commitment, among other things, increases the total amount of financing available under the bridge facility to an aggregate principal amount of $1.475 billion, in addition to the $1.450 million incremental term loan and the $425 million revolver.

Item 7.01.	Regulation FD Disclosure.

On June 3, 2021, Gray issued a press release announcing the entry into the Merger Agreement Amendment. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1, dated as of June 2, 2021, to Agreement and Plan of Merger, dated as of May 3, 2021, by and among Gray Television, Inc., Gray Hawkeye Stations, Inc., and Meredith Corporation

99.1	Press Release, dated June 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Meredith or additional pending transactions, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors.

Additional Information and Where To Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith. Gray expects Meredith will file relevant materials with the Securities and Exchange Commission in connection with the proposed transactions, including a proxy. INVESTORS OF MEREDITH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, GRAY AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Meredith with the SEC at the SEC’s website at www.sec.gov.

Participants in the Merger Solicitation

Gray, Meredith and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Meredith in connection with the proposed merger and related spin-off. Information about Gray’s directors and executive officers is available in its definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about Meredith’s directors and executive officers is available in Meredith’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and related spin-off that Meredith will file with the SEC when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

June 3, 2021	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Executive Vice President and Chief Financial Officer